1Q 2019 Earnings Release and Supplemental Information

DATA

Quarter Ended March 31, 2019

CyrusOne Investor Relations

Michael Schafer

Vice President, Capital Markets & Investor Relations

972-350-0060

investorrelations@cyrusone.com

CyrusOne.

1Q 2019 Earnings Release and Supplemental Information

Table of Contents

Earnings Release………………………………………………………………………………….. 3
Company Profile and Analyst Coverage……………………………………………………………… 9
Summary of Financial Data…………………………………………………………………………. 10
Condensed Consolidated Statements of Operations……………………………………………….. 11
Condensed Consolidated Balance Sheets…………………………………………………………… 12
Condensed Consolidated Statements of Operations (5 quarters)………………………………….. 13
Condensed Consolidated Balance Sheets (5 quarters)……………………………………………... 14
Condensed Consolidated Statements of Cash Flow………………………………………………… 15
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA and NOI……………………….. 16
Reconciliation of Net Income (Loss) to FFO and Normalized FFO…………………………………… 17
Market Cap Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary………. 18
Colocation Square Footage (CSF) and CSF Leased……………………………………………….. 19
2019 Guidance……………………………………………………………………………………….. 20
Data Center Portfolio………………………………………………………………………………… 21
NRSF Under Development and Land Available for Future Development…………………………… 23
Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers………. 24
Customer Sector Diversification…………………………………………………………………….. 25
Lease Distribution……………………………………………………………………………………. 26
Lease Expirations……………………………………………………………………………………. 27

Quarter Ended March 31, 2019

CyrusOne.

Exhibit 99.1

CyrusOne Reports First Quarter 2019 Earnings
1Q’19 Year-over-Year Revenue Growth of 14%
Signed $27 Million in Annualized GAAP Revenue and 16 Megawatts

DALLAS (May 1, 2019) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced first quarter 2019 earnings.

Highlights

		% Change vs. 1Q’18
Category	1Q’19	1Q’18	1Q’18 Adjusted for ASC 842[1]
Revenue	$225.0 million	14%	14%
Net income / (loss)	$89.4 million	n/m	n/m
Adjusted EBITDA	$119.2 million	9%	13%
Normalized FFO	$89.3 million	9%	12%
Net income / (loss) per diluted share	$0.82	82%	86%
Normalized FFO per diluted share	$0.82	(4)%	(1)%

•	Leased 16 megawatts (“MW”) and 93,000 colocation square feet (“CSF”) in the first quarter, totaling $27 million in annualized GAAP revenue

–	Backlog of $39 million in annualized GAAP revenue as of the end of the first quarter

•	As previously announced, acquired 22 acres of land in San Antonio and 8 acres of land in Santa Clara to support growth in those markets

–	Estimated 120 MW of power capacity in San Antonio and nearly 200 MW of power capacity in Santa Clara (inclusive of previously acquired land)

•
Strategically hedged EUR exposure, synthetically converting $270 million outstanding on the Company’s revolving credit facility into more attractively priced EUR-denominated debt (equivalent to €238 million), resulting in a nearly 300 basis point decrease in the interest rate

•	Raised approximately $252 million in net proceeds through the sale of approximately 4.9 million shares of common stock under at-the-market (“ATM”) equity program

•
As previously announced, subsequent to the end of the first quarter raised approximately $200 million through the sale of approximately 5.7 million American depository shares (“ADSs”) of GDS Holdings Limited (“GDS”)

•	Increasing 2019 Normalized FFO per diluted share guidance[2] by $0.20 at the midpoint of the range, from $3.10 - 3.20 to $3.30 - 3.40

“We are off to a great start to the year, with strong operational and financial performance, and leasing contributions across the portfolio as our international expansion creates an increasingly balanced and diversified business with a presence in the most important markets in the world,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “We continue to maintain a very strong balance sheet to support our growth, and recent initiatives have allowed us to significantly increase our Normalized FFO per share guidance while meeting our equity funding requirements for the year based on our current outlook.”

First Quarter 2019 Financial Results

Revenue was $225.0 million for the first quarter, compared to $196.6 million for the same period in 2018, an increase of 14%. The increase in revenue was driven primarily by a 22% increase in occupied CSF from organic growth and the Zenium acquisition, as well as additional interconnection services.

Net income was $89.4 million for the first quarter, compared to net income of $43.5 million in the same period in 2018. Net income for the first quarter included a $101.2 million unrealized gain on the Company’s equity investment in GDS, a leading data center provider in China, due to an increase in GDS’s share price during the quarter. Net income per diluted common share3 was $0.82 in the first quarter of 2019, compared to net income per diluted common share of $0.45 in the same period in 2018.

Net operating income (“NOI”)4 was $141.7 million for the first quarter, compared to $128.8 million in the same period in 2018, an increase of 10%. Adjusted EBITDA5 was $119.2 million for the first quarter, compared to $109.5 million in the same period in 2018, an increase of 9%.

Normalized Funds From Operations (“Normalized FFO”)6 was $89.3 million for the first quarter, compared to $82.2 million in the same period in 2018, an increase of 9%. Normalized FFO per diluted common share was $0.82 in the first quarter of 2019.

Leasing Activity

CyrusOne leased approximately 16 MW of power and 93,000 CSF in the first quarter, representing $2.3 million in monthly recurring rent, inclusive of the monthly impact of installation charges, or approximately $27.2 million in annualized GAAP revenue7, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 56 months (4.7 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 56 months (taking into account the impact of the backlog). Recurring rent churn8 for the first quarter was 2.1%, compared to 0.5% for the same period in 2018.

Portfolio Development and CSF Leased

In the first quarter, the Company completed construction on 249,000 CSF and 48 MW of power capacity across five projects in Northern Virginia, the New York Metro area, and Raleigh-Durham. CSF leased9 as of the end of the first quarter was 90% for stabilized properties10 and 86% overall. In addition, the Company has development projects underway in Northern Virginia, Dallas, the New York Metro area, Raleigh-Durham, Phoenix, Austin, Frankfurt, London, and Amsterdam that are expected to add approximately 190,000 CSF and 82 MW of power capacity.

Sale of GDS Shares

As previously announced, subsequent to the end of the first quarter the Company raised approximately $200 million through the sale of approximately 5.7 million ADSs of GDS. CyrusOne continues to hold approximately 2.3 million ADSs, valued at approximately $90 million based on the GDS closing price on April 30, 2019, with the remaining ADSs being subject to a six-month lock up period. The commercial agreement between CyrusOne and GDS remains in place, and Gary Wojtaszek remains a member of the GDS Board of Directors.

Balance Sheet and Liquidity

As of March 31, 2019, the Company had gross asset value11 totaling approximately $7.1 billion, an increase of approximately 32% over gross asset value as of March 31, 2018. CyrusOne had $2.92 billion of long-term debt12, $126.0 million of cash and cash equivalents, and $1.28 billion available under its unsecured revolving credit facility as of March 31, 2019. Net debt12 was $2.82 billion as of March 31, 2019, representing approximately 33% of the Company's total enterprise value as of March 31, 2019 of $8.6 billion.

In the first quarter, CyrusOne sold approximately 4.9 million shares of its common stock through its ATM equity program, raising approximately $252 million in net proceeds. The settlement of a portion of the shares and receipt of the associated proceeds occurred in April 2019. As of March 31, 2019, there was approximately $495 million in remaining availability under the current ATM program. Also in the first quarter, CyrusOne strategically hedged its EUR exposure, synthetically converting $270 million outstanding on the Company’s revolving credit facility into more attractively priced EUR-denominated debt (equivalent to €238 million), resulting in a nearly 300 basis point decrease in the interest rate.

Subsequent to the end of the first quarter, CyrusOne paid down $200 million of its $1.0 billion term loan maturing in March 2023, decreasing the remaining balance to $800 million.

Net debt to Adjusted EBITDA for the last quarter annualized was 5.2x, after adjusting net debt to include the impact of proceeds from the April 2019 settlement of shares of common stock sold through the ATM equity program in March 2019, proceeds from the sale of GDS ADSs in April 2019, and the repayment of $200 million of the $1.0 billion term loan in April 2019. After further adjusting Adjusted EBITDA to exclude the impact of the adoption of ASC 842 as of January 1, 2019, in order to present the leverage metric on a basis comparable to that of prior periods, net debt to Adjusted EBITDA for the last quarter annualized was 5.0x13. Available liquidity14 was $1.55 billion as of March 31, 2019.

Dividend

On February 20, 2019, the Company announced a dividend of $0.46 per share of common stock for the first quarter of 2019. The dividend was paid on April 12, 2019, to stockholders of record at the close of business on March 29, 2019.

Additionally, today the Company is announcing a dividend of $0.46 per share of common stock for the second quarter of 2019. The dividend will be paid on July 12, 2019, to stockholders of record at the close of business on June 28, 2019.
Guidance

CyrusOne is updating guidance for full year 2019, increasing the guidance range for Normalized FFO per diluted common share, decreasing and tightening the guidance ranges for Capital Expenditures and Capital Expenditures - Development, and reaffirming the ranges for all other metrics. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Previous 2019 Guidance	Revised 2019 Guidance
Total Revenue	$960 - 1,000 million	$960 - 1,000 million
Lease and Other Revenues from Customers	$835 - 865 million	$835 - 865 million
Metered Power Reimbursements	$125 - 135 million	$125 - 135 million
Adjusted EBITDA	$500 - 525 million	$500 - 525 million
Normalized FFO per diluted common share	$3.10 - 3.20	$3.30 - 3.40
Capital Expenditures	$950 - 1,100 million	$900 - 1,000 million
Development(1)	$940 - 1,085 million	$890 - 985 million
Recurring	$10 - 15 million	$10 - 15 million

(1)Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events

•	MoffettNathanson Media & Communications Summit on May 14-15 in New York City

•	J.P. Morgan Global Technology, Media and Communications Conference on May 13-16 in Boston, Massachusetts

•	RBC C-Level 2019 Global Datacenter and Connectivity Conference on May 29 in the San Francisco Bay Area

•	Cowen Technology, Media & Telecom Conference on May 29-30 in New York City

•	Credit Suisse Communications Conference on June 4-5 in New York City

•	NAREIT’s REITweek Conference on June 4-6 in New York City

•	William Blair Growth Stock Conference on June 5-6 in Chicago

•	NASDAQ Investor Conference on June 13 in London

Conference Call Details

CyrusOne will host a conference call on May 2, 2019, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the first quarter of 2019. A live webcast of the conference call and the presentation to be made during the call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on May 2, 2019, through May 16, 2019. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10129894.

Safe Harbor

This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. We undertake no obligation to revise or update any forward-looking statements for any reason other than as required by law.

Adoption of New Accounting Standard and Use of Non-GAAP Financial Measures and Other Metrics

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02 (codified in ASC 842, Leases (“ASC 842”)) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. The ASU requires that a liability be recorded on the balance sheet for all leases where the reporting entity is a lessee, based on the present value of future lease obligations. A corresponding right-of-use asset will also be recorded. Amortization of the lease obligation and the right-of-use asset for leases classified as operating leases are on a straight-line basis. Leases classified as financing leases are required to be accounted for as financing arrangements similar to the accounting treatment for capital leases under ASC 840, Leases (the former accounting standard for all leases).

We adopted ASU 2016-02 on January 1, 2019, applied the package of practical expedients included therein and utilized the modified retrospective transition method, with the cumulative effect of transition, including initial recognition of lease assets and liabilities for existing operating leases, recognized as of the effective date, included in ASU 2018-11. By applying ASU 2018-11 at the adoption date, the presentation of financial information for periods prior to January 1, 2019 will remain unchanged.

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to make distributions. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.
1 The Company adopted ASC 842 effective January 1, 2019. The adjusted 1Q’18 results have not been prepared in accordance with GAAP and represent the Company’s estimates as if the standard had been adopted as of January 1, 2018. The percentage changes versus adjusted 1Q’18 results are being shown solely for comparative and investor usefulness purposes with respect to the Company’s 1Q’19 results. There is no impact on 1Q’18 Revenue. The estimated impacts on 1Q’18 Net income, Adjusted EBITDA, Normalized FFO, Net income per share, and Normalized FFO per share are $1.2 million, $4.1 million, $2.2 million, $0.01, and $0.02, respectively.
2CyrusOne is not providing forward-looking GAAP guidance for GAAP net income (loss) per share or reconciliations of its non-GAAP guidance, see “Guidance” for more information.

3Net income (loss) per diluted common share is defined as net income (loss) divided by the weighted average diluted common shares outstanding for the period, which were 108.8 million for the first quarter of 2019.
4We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.

We calculate NOI as revenue less property operating expenses, each of which are presented in the accompanying consolidated statements of operations and/or net income (loss), which is presented in the accompanying consolidated statements of operations, adjusted for sales and marketing expenses, general and administrative expenses, depreciation and amortization expenses, transaction, acquisition, integration and other related expenses, interest expense, unrealized (gain) loss on marketable equity investment, loss on early extinguishment of debt, other expense, income tax expense and other special items as appropriate. Amortization of deferred leasing costs is presented in depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these sales and marketing expenses from our NOI calculation, consistent with the treatment of general and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to revenue and to net income (loss) presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

5Adjusted EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) as defined by GAAP adjusted for interest expense, income tax benefit (expense), depreciation and amortization, impairment losses and loss on disposals, transaction, acquisition, integration and other related expenses, legal claim costs, stock-based compensation expense, severance and management transition costs, loss on early extinguishment of debt, new accounting standards and regulatory compliance and the related system implementation costs, unrealized (gain) loss on marketable equity investment, other expenses and other special items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.
6We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.

We calculate FFO as net income (loss) computed in accordance with GAAP before real estate depreciation and amortization and impairment losses. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.

We calculate Normalized FFO as FFO plus loss on early extinguishment of debt; unrealized (gain) loss on marketable equity investment; new accounting standards and regulatory compliance and the related system implementation costs; amortization of tradenames; transaction, acquisition, integration and other related expenses; severance and management transition costs; legal claim costs; lease exit costs; and other special items as appropriate. The Company believes its Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.

In addition, because FFO and Normalized FFO exclude real estate depreciation and amortization and impairment losses, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
7Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.

8Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
9CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the contract has commenced billing) by total CSF. CSF leased differs from CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
10Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
11Gross asset value is defined as total assets plus accumulated depreciation.
12Long-term debt and net debt exclude adjustments for deferred financing costs and bond premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and capital lease obligations, offset by cash and cash equivalents.
13The estimated impact of the adoption of ASC 842 on Adjusted EBITDA for the last quarter annualized is $16.2 million.

14Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility. Liquidity has been adjusted to include the impact of proceeds from the April 2019 settlement of shares of common stock sold through the ATM equity program in March 2019 and proceeds from the sale of GDS ADSs in April 2019, net of the repayment of $200 million of the $1.0 billion term loan in April 2019.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including 212 Fortune 1000 companies.
With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its 48 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.

# # #

Investor Relations
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including 212 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 48 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2101 Cedar Springs Road, Ste. 900	Gary Wojtaszek, President and CEO	Jonathan Schildkraut, EVP & Chief Strategy Officer
Dallas, Texas 75201	Tesh Durvasula, EVP & President, Europe	John Gould, EVP & Chief Commercial Officer
Phone: (972) 350-0060	Diane Morefield, EVP & Chief Financial Officer	Kellie Teal-Guess, EVP & Chief People Officer
Website: www.cyrusone.com	Kevin Timmons, EVP & Chief Technology Officer	Robert Jackson, EVP General Counsel & Secretary
Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Deutsche Bank	Matthew Niknam	(212) 250-4711
Guggenheim Securities, LLC	Robert Gutman	(212) 518-9148
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
MUFG Securities	Stephen Bersey	(212) 405-7032
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	March 31,	December 31,	March 31,	Growth %
	2019	2018	2018	Yr/Yr
Revenue	$225.0	$221.3	$196.6	14%
Net operating income	141.7	143.3	128.8	10%
Net income (loss)	89.4	(105.8)	43.5	n/m
Funds from Operations ("FFO") - Nareit defined	189.5	(10.3)	116.0	63%
Normalized Funds from Operations ("Normalized FFO")	89.3	90.9	82.2	9%
Weighted average number of common shares outstanding - diluted for Normalized FFO	108.8	106.1	96.6	13%
Income (loss) per share - basic	$0.82	$(1.00)	$0.45	82%
Income (loss) per share - diluted	$0.82	$(1.00)	$0.45	82%
Normalized FFO per diluted common share	$0.82	$0.86	$0.85	(4)%
Adjusted EBITDA	$119.2	$121.2	$109.5	9%
Adjusted EBITDA as a % of Revenue	53.0%	54.8%	55.7%	(2.7	) pts

	As of
	March 31,	December 31,	March 31,	Growth %
	2019	2018	2018	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$5,508.8	$5,347.5	$3,954.6	39%
Accumulated depreciation	(1,122.5)	(1,054.5)	(836.4)	34%
Total investment in real estate, net	4,386.3	4,293.0	3,118.2	41%
Cash and cash equivalents	126.0	64.4	228.7	(45)%
Market value of common equity	5,785.0	5,728.5	5,066.4	14%
Long-term debt	2,915.8	2,643.0	2,200.0	33%
Net debt	2,823.2	2,612.0	1,987.2	42%
Total enterprise value	8,608.2	8,340.5	7,053.6	22%
Net debt to LQA Adjusted EBITDA(a)	5.2x	5.4x	4.5x	0.7x

Dividend Activity
Dividends per share	$0.46	$0.46	$0.46	-

Portfolio Statistics
Data centers	48	48	45	7%
Stabilized CSF (000)	3,721	3,540	3,024	23%
Stabilized CSF % leased	90%	92%	92%	(2) pts
Total CSF (000)	4,061	3,819	3,348	21%
Total CSF % leased	86%	88%	86%	0 pts
Total NRSF (000)	7,004	6,726	5,824	20%

(a) March 31, 2019 period adjusted to reflect the impact of proceeds from the April 2019 settlement of shares of common stock sold through the Company's ATM equity program in March 2019, proceeds from the sale of GDS ADSs in April 2019, and the repayment of $200 million of the $1.0 billion term loan in April 2019.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2019	2018	$	%
Revenue(a)	$225.0	$196.6	$28.4	14%
Operating expenses:
Property operating expenses	83.3	67.8	15.5	23%
Sales and marketing	5.3	5.3	—	n/m
General and administrative	22.2	19.3	2.9	15%
Depreciation and amortization	102.1	74.6	27.5	37%
Transaction, acquisition, integration and other related expenses	0.3	1.9	(1.6)	(84)%
Total operating expenses	213.2	168.9	44.3	26%
Operating income	11.8	27.7	(15.9)	(57)%
Interest expense	(23.7)	(20.8)	(2.9)	14%
Unrealized gain on marketable equity investment	101.2	40.5	60.7	n/m
Loss on early extinguishment of debt	—	(3.1)	3.1	n/m
Other expense	(0.1)	—	(0.1)	n/m
Net income before income taxes	89.2	44.3	44.9	n/m
Income tax benefit (expense)	0.2	(0.8)	1.0	n/m
Net income	$89.4	$43.5	$45.9	n/m
Income per share - basic	$0.82	$0.45	$0.37	82%
Income per share - diluted	$0.82	$0.45	$0.37	82%

(a) The Company adopted the new accounting standard, ASC 842, “Leases”, in the first quarter of 2019. Revenue includes metered power reimbursements of $28.5 million and $21.6 million for the three months ended March 31, 2019 and 2018, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	Change
	2019	2018	$	%
Assets
Investment in real estate:
Land	$124.9	$118.5	$6.4	5%
Buildings and improvements	1,649.2	1,677.5	(28.3)	(2)%
Equipment	2,799.6	2,630.2	169.4	6%
Gross operating real estate	4,573.7	4,426.2	147.5	3%
Less accumulated depreciation	(1,122.5)	(1,054.5)	(68.0)	6%
Net operating real estate	3,451.2	3,371.7	79.5	2%
Construction in progress, including land under development	734.7	744.9	(10.2)	(1)%
Land held for future development	200.4	176.4	24.0	14%
Total investment in real estate, net	4,386.3	4,293.0	93.3	2%
Cash and cash equivalents	126.0	64.4	61.6	96%
Rent and other receivables	248.7	234.9	13.8	6%
Restricted cash	1.3	—	1.3	—%
Operating lease right-of-use assets	83.8	—	83.8	—%
Equity investments	299.3	198.1	101.2	51%
Goodwill	455.1	455.1	—	—%
Intangible assets, net	226.1	235.7	(9.6)	(4)%
Other assets	114.8	111.3	3.5	3%
Total assets	$5,941.4	$5,592.5	$348.9	6%
Liabilities and equity
Debt	$2,898.6	$2,624.7	$273.9	10%
Capital lease obligations	33.4	33.4	—	—%
Operating lease liabilities	119.6	—	119.6	—%
Lease financing arrangements	—	123.3	(123.3)	—%
Construction costs payable	155.5	195.3	(39.8)	(20)%
Accounts payable and accrued expenses	81.6	121.3	(39.7)	(33)%
Dividends payable	51.5	51.0	0.5	1%
Deferred revenue and prepaid rents	155.9	148.6	7.3	5%
Deferred tax liability	67.2	68.9	(1.7)	(2)%
Total liabilities	3,563.3	3,366.5	196.8	6%
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 110,316,652 and 108,329,314 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	1.1	1.1	—	—%
Additional paid in capital	2,938.2	2,837.4	100.8	4%
Accumulated deficit	(552.2)	(600.2)	48.0	(8)%
Accumulated other comprehensive loss	(9.0)	(12.3)	3.3	(27)%
Total stockholders’ equity	2,378.1	2,226.0	152.1	7%
Total liabilities and equity	$5,941.4	$5,592.5	$348.9	6%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Revenue(a)	$225.0	$221.3	$206.6	$196.9	$196.6
Operating expenses:
Property operating expenses	83.3	78.0	77.7	68.9	67.8
Sales and marketing	5.3	5.6	4.3	4.4	5.3
General and administrative	22.2	23.4	19.3	18.6	19.3
Depreciation and amortization	102.1	97.9	84.0	77.6	74.6
Transaction, acquisition, integration and other related expenses	0.3	1.6	1.1	0.4	1.9
Total operating expenses	213.2	206.5	186.4	169.9	168.9
Operating income	11.8	14.8	20.2	27.0	27.7
Interest expense	(23.7)	(25.3)	(25.8)	(22.8)	(20.8)
Unrealized gain (loss) on marketable equity investment	101.2	(96.7)	(36.6)	102.7	40.5
Loss on early extinguishment of debt	—	—	—	—	(3.1)
Other expense	(0.1)	—	—	—	—
Net income (loss) before income taxes	89.2	(107.2)	(42.2)	106.9	44.3
Income tax benefit (expense)	0.2	1.4	(0.2)	(1.0)	(0.8)
Net income (loss)	$89.4	$(105.8)	$(42.4)	$105.9	$43.5
Income (loss) per share - basic	$0.82	$(1.00)	$(0.43)	$1.07	$0.45
Income (loss) per share - diluted	$0.82	$(1.00)	$(0.43)	$1.06	$0.45

(a) The Company adopted the new accounting standard, ASC 842, “Leases”, in the first quarter of 2019. Revenue includes metered power reimbursements of $28.5 million, $28.4 million, $29.3 million, $24.8 million and $21.6 million for the three months ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Assets
Investment in real estate:
Land	$124.9	$118.5	$125.2	$107.4	$104.6
Buildings and improvements	1,649.2	1,677.5	1,587.3	1,461.1	1,400.8
Equipment	2,799.6	2,630.2	2,452.5	2,050.3	1,959.5
Gross operating real estate	4,573.7	4,426.2	4,165.0	3,618.8	3,464.9
Less accumulated depreciation	(1,122.5)	(1,054.5)	(973.4)	(900.3)	(836.4)
Net operating real estate	3,451.2	3,371.7	3,191.6	2,718.5	2,628.5
Construction in progress, including land under development	734.7	744.9	738.6	452.6	435.3
Land held for future development	200.4	176.4	189.6	74.2	54.4
Total investment in real estate, net	4,386.3	4,293.0	4,119.8	3,245.3	3,118.2
Cash and cash equivalents	126.0	64.4	61.0	116.2	228.7
Rent and other receivables	248.7	234.9	224.6	201.4	200.5
Restricted cash	1.3	—	—	—	—
Operating lease right-of-use assets	83.8	—	—	—	—
Equity investments	299.3	198.1	282.2	318.8	216.1
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	226.1	235.7	248.4	190.5	196.8
Other assets	114.8	111.3	102.0	101.4	82.9
Total assets	$5,941.4	$5,592.5	$5,493.1	$4,628.7	$4,498.3
Liabilities and equity
Debt	$2,898.6	$2,624.7	$2,576.2	$2,179.5	$2,178.3
Capital lease obligations	33.4	33.4	36.9	14.9	15.9
Operating lease liabilities	119.6	—	—	—	—
Lease financing arrangements	—	123.3	125.8	127.8	131.3
Construction costs payable	155.5	195.3	160.5	113.3	89.0
Accounts payable and accrued expenses	81.6	121.3	96.8	91.4	66.7
Dividends payable	51.5	51.0	49.7	46.5	46.4
Deferred revenue and prepaid rents	155.9	148.6	139.5	127.1	116.1
Deferred tax liability	67.2	68.9	68.7	—	—
Total liabilities	3,563.3	3,366.5	3,254.1	2,700.5	2,643.7
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 110,316,652 and 108,329,314 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	1.1	1.1	1.1	1.0	1.0
Additional paid in capital	2,938.2	2,837.4	2,685.3	2,281.5	2,268.0
Accumulated deficit	(552.2)	(600.2)	(444.3)	(353.0)	(413.1)
Accumulated other comprehensive loss	(9.0)	(12.3)	(3.1)	(1.3)	(1.3)
Total stockholders' equity	2,378.1	2,226.0	2,239.0	1,928.2	1,854.6
Total liabilities and equity	$5,941.4	$5,592.5	$5,493.1	$4,628.7	$4,498.3

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Cash flows from operating activities:
Net income	$89.4	$43.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102.1	74.6
Provision for bad debt expense	—	0.5
Unrealized gain on marketable equity investment	(101.2)	(40.5)
Loss on early extinguishment of debt	—	3.1
Interest expense amortization, net	1.2	0.7
Stock-based compensation expense	4.5	3.9
Provision for taxes	(0.8)	—
Operating lease ROU amortization and liability accretion	5.0	—
Other	(0.5)	—

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(18.0)	(18.0)
Accounts payable and accrued expenses	(39.8)	(28.9)
Deferred revenue and prepaid rents	7.1	5.3
Operating leases	(5.1)	—
Net cash provided by operating activities	43.9	44.2
Cash flows from investing activities:
Investment in real estate	(301.9)	(145.2)
Net cash used in investing activities	(301.9)	(145.2)
Cash flows from financing activities:
Issuance of common stock, net	105.0	142.9
Dividends paid	(50.4)	(41.0)
Proceeds from revolving credit facility	275.7	—
Proceeds from unsecured term loan	—	985.6
Repayments of unsecured term loan	—	(902.7)
Payments on capital lease obligations	(0.6)	(2.6)
Tax payment upon exercise of equity awards	(8.7)	(4.4)
Net cash provided by financing activities	321.0	177.8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.1)	—
Net increase in cash, cash equivalents and restricted cash	62.9	76.8
Cash, cash equivalents and restricted cash at beginning of period	64.4	151.9
Cash, cash equivalents and restricted cash at end of period	$127.3	$228.7

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $9.3 million and $5.1 million in 2019 and 2018, respectively	$46.7	$42.2
Cash paid for income taxes	—	0.3
Non-cash investing and financing activities:
Construction costs and other payables	155.5	89.0
Dividends payable	51.5	46.4

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	$	%	2019	2018	2018	2018	2018
Net Operating Income
Revenue	$225.0	$196.6	$28.4	14%	$225.0	$221.3	$206.6	$196.9	$196.6
Property operating expenses	83.3	67.8	15.5	23%	83.3	78.0	77.7	68.9	67.8
Net Operating Income (NOI)	$141.7	$128.8	$12.9	10%	$141.7	$143.3	$128.9	$128.0	$128.8
NOI as a % of Revenue	63.0%	65.5%			63.0%	64.8%	62.4%	65.0%	65.5%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$89.4	$43.5	$45.9	n/m	$89.4	$(105.8)	$(42.4)	$105.9	$43.5
Interest expense	23.7	20.8	2.9	14%	23.7	25.3	25.8	22.8	20.8
Income tax benefit (expense)	(0.2)	0.8	(1.0)	n/m	(0.2)	(1.4)	0.2	1.0	0.8
Depreciation and amortization	102.1	74.6	27.5	37%	102.1	97.9	84.0	77.6	74.6
EBITDA (Nareit definition)(a)	$215.0	$139.7	$75.3	54%	$215.0	$16.0	$67.6	$207.3	$139.7

Transaction, acquisition, integration and other related expenses	0.3	1.9	(1.6)	(84)%	0.3	1.4	1.1	0.4	1.9
Legal claim costs	0.1	0.2	(0.1)	(50)%	0.1	0.2	0.1	0.1	0.2
Stock-based compensation expense	4.5	3.9	0.6	15%	4.5	4.5	4.6	4.5	3.9
Severance and management transition costs	0.1	0.7	(0.6)	(86)%	0.1	1.6	—	—	0.7
Loss on early extinguishment of debt	—	3.1	(3.1)	n/m	—	—	—	—	3.1
New accounting standards and regulatory compliance and the related system implementation costs	0.3	0.5	(0.2)	(40)%	0.3	0.7	0.8	1.0	0.5
Unrealized (gain) loss on marketable equity investment	(101.2)	(40.5)	(60.7)	n/m	(101.2)	96.7	36.6	(102.7)	(40.5)
Other expenses	0.1	—	0.1	n/m	0.1	0.1	—	—	—
Adjusted EBITDA	$119.2	$109.5	$9.7	9%	$119.2	$121.2	$110.8	$110.6	$109.5
Adjusted EBITDA as a % of Revenue	53.0%	55.7%			53.0%	54.8%	53.6%	56.2%	55.7%

(a)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP net income (loss) plus interest expense, income tax benefit (expense), depreciation and amortization plus impairment losses and loss on disposals. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31,		Change
	2019	2018	$	%
Net Income (Loss)	$89.4	$43.5	$45.9	n/m
Sales and marketing expenses	5.3	5.3	—	n/m
General and administrative expenses	22.2	19.3	2.9	15%
Depreciation and amortization expenses	102.1	74.6	27.5	37%
Transaction, acquisition, integration and other related expenses	0.3	1.9	(1.6)	(84)%
Interest expense	23.7	20.8	2.9	14%
Unrealized gain on marketable equity investment	(101.2)	(40.5)	(60.7)	n/m
Loss on early extinguishment of debt	—	3.1	(3.1)	n/m
Other expense	0.1	—	0.1	n/m
Income tax benefit (expense)	(0.2)	0.8	(1.0)	n/m
Net Operating Income	$141.7	$128.8	$12.9	10%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	$	%	2019	2018	2018	2018	2018
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$89.4	$43.5	$45.9	n/m	$89.4	$(105.8)	$(42.4)	$105.9	$43.5
Real estate depreciation and amortization	100.1	72.5	27.6	38%	100.1	95.5	81.9	75.6	72.5
Funds from Operations ("FFO") - Nareit defined	$189.5	$116.0	$73.5	63%	$189.5	$(10.3)	$39.5	$181.5	$116.0

Loss on early extinguishment of debt	—	3.1	(3.1)	n/m	—	—	—	—	3.1
Unrealized (gain) loss on marketable equity investment	(101.2)	(40.5)	(60.7)	n/m	(101.2)	96.7	36.6	(102.7)	(40.5)
New accounting standards and regulatory compliance and the related system implementation costs	0.3	0.5	(0.2)	(40)%	0.3	0.7	0.8	1.0	0.5
Amortization of tradenames	0.2	0.3	(0.1)	(33)%	0.2	0.6	0.4	0.4	0.3
Transaction, acquisition, integration and other related expenses	0.3	1.9	(1.6)	(84)%	0.3	1.4	1.1	0.4	1.9
Severance and management transition costs	0.1	0.7	(0.6)	(86)%	0.1	1.6	—	—	0.7
Legal claim costs	0.1	0.2	(0.1)	(50)%	0.1	0.2	0.1	0.1	0.2
Normalized Funds from Operations (Normalized FFO)	$89.3	$82.2	$7.1	9%	$89.3	$90.9	$78.5	$80.7	$82.2
Normalized FFO per diluted common share	$0.82	$0.85	$(0.03)	(4)%	$0.82	$0.86	$0.79	$0.81	$0.85
Weighted average diluted common shares outstanding	108.8	96.6	12.2	13%	108.8	106.1	99.5	99.4	96.6

Additional Information:
Amortization of deferred financing costs and bond premium	1.2	0.7	0.5	71%	1.2	1.1	1.1	1.1	0.7
Stock-based compensation expense	4.5	3.9	0.6	15%	4.5	4.5	4.6	4.5	3.9
Non-real estate depreciation and amortization	1.9	1.8	0.1	6%	1.9	1.8	1.7	1.6	1.8
Straight line rent adjustments(a)	(10.1)	(7.2)	(2.9)	40%	(10.1)	(8.9)	(5.8)	(5.8)	(7.2)
Deferred revenue, primarily installation revenue(b)	5.9	3.2	2.7	84%	5.9	16.1	7.6	2.4	3.2
Leasing commissions	(3.7)	(3.2)	(0.5)	16%	(3.7)	(6.5)	(3.3)	(3.7)	(3.2)
Recurring capital expenditures	(2.7)	(2.4)	(0.3)	13%	(2.7)	(2.1)	(3.7)	(2.3)	(2.4)

(a)	Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)	Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary
(Unaudited)
Market Capitalization (as of March 31, 2019)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of March 31, 2019	Market Value Equivalents (in millions)
Common shares	110,316,652	$52.44	$5,785.0
Net Debt			2,823.2
Total Enterprise Value (TEV)			$8,608.2
Reconciliation of Net Debt

	March 31,	December 31,
(dollars in millions)	2019	2018
Long-term debt(a)	$2,915.8	$2,643.0
Capital lease obligations	33.4	33.4
Less:
Cash and cash equivalents	(126.0)	(64.4)
Net Debt	$2,823.2	$2,612.0
(a)Excludes adjustment for deferred financing costs and bond premiums.
Debt Schedule (as of March 31, 2019)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - EUR(a)	$145.8	E + 145bps(b)	March 2023(c)
Revolving credit facility - USD(d)	270.0	L + 145bps(e)	March 2023(c)
Term loan(f)	1,000.0	L + 140bps(g)	March 2023
Term loan	300.0	L + 170bps(h)	March 2025
5.000% senior notes due 2024, excluding bond premium	700.0	5.000%	March 2024
5.375% senior notes due 2027, excluding bond premium	500.0	5.375%	March 2027
Total long-term debt(i)	$2,915.8	4.06%(j)

Weighted average term of debt:	5.1	years

(a)	Amount outstanding is USD equivalent of €130 million.

(b)	Interest rate as of March 31, 2019: 1.45%.

(c)	Assuming exercise of one-year extension option.

(d)	Amount converted into €238 million pursuant to USD-EUR cross currency swap.

(e)	Interest rate as of March 31, 2019: 3.94%, adjusted interest rate pursuant to USD-EUR cross currency swap: 1.00%.

(f)	In April 2019, paid down $200 million of term loan, decreasing remaining balance to $800 million.

(g)	Interest rate as of March 31, 2019: 3.90%.

(h)	Interest rate as of March 31, 2019: 4.20%.

(i)	Excludes adjustment for deferred financing costs.

(j)	Weighted average interest rate calculated using lower interest rate on swapped amount.

Interest Summary	Three Months Ended
	March 31,	December 31,	March 31,	Growth %
(dollars in millions)	2019	2018	2018	Yr/Yr
Interest expense and fees	$31.8	$32.7	$25.2	26%
Amortization of deferred financing costs and bond premium	1.2	1.1	0.7	71%
Capitalized interest	(9.3)	(8.5)	(5.1)	82%
Total interest expense	$23.7	$25.3	$20.8	14%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of March 31, 2019		As of December 31, 2018		As of March 31, 2018
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,113	91%	881	96%	673	94%
Dallas	621	70%	621	70%	555	81%
Phoenix	509	100%	509	100%	509	91%
Cincinnati	402	85%	402	92%	404	92%
Houston	308	70%	308	73%	308	74%
San Antonio	300	100%	300	100%	273	100%
New York Metro	228	77%	218	86%	218	83%
Chicago	207	71%	213	69%	213	67%
Austin	106	80%	106	80%	106	73%
Raleigh-Durham	83	99%	76	97%	76	88%
Total - Domestic	3,876	85%	3,633	87%	3,335	87%
Frankfurt	98	99%	98	99%	—	—%
London	84	100%	84	99%	10	94%
Singapore	3	22%	3	22%	3	22%
Total - International	185	98%	185	98%	13	76%
Total - Portfolio	4,061	86%	3,819	88%	3,348	86%
Stabilized Properties(c)	3,721	90%	3,540	92%	3,024	92%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2019 Guidance

	Previous	Revised
Category	2019 Guidance	2019 Guidance
Total Revenue	$960 - 1,000 million	$960 - 1,000 million
Lease and Other Revenues from Customers	$835 - 865 million	$835 - 865 million
Metered Power Reimbursements	$125 - 135 million	$125 - 135 million
Adjusted EBITDA	$500 - 525 million	$500 - 525 million
Normalized FFO per diluted common share	$3.10 - 3.20	$3.30 - 3.40
Capital Expenditures	$950 - 1,100 million	$900 - 1,000 million
Development(1)	$940 - 1,085 million	$890 - 985 million
Recurring	$10 - 15 million	$10 - 15 million

(1)Development capital expenditures include the acquisition of land for future development.

CyrusOne is updating guidance for full year 2019, increasing the guidance range for Normalized FFO per diluted common share, decreasing and tightening the guidance ranges for Capital Expenditures and Capital Expenditures - Development, and reaffirming the ranges for all other metrics. The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Revenue and Capital Expenditures)
or reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2019
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$72,569	305	85%	85%	82	44%	111	498	—	44
Northern Virginia - Sterling V	Northern Virginia	47,126	383	83%	92%	11	100%	145	539	64	63
Northern Virginia - Sterling VI	Northern Virginia	43,513	272	88%	88%	35	—%	—	307	—	57
Northern Virginia - Sterling II	Northern Virginia	34,163	159	100%	100%	9	100%	55	223	—	30
Houston - Houston West I	Houston	31,118	112	89%	89%	11	100%	37	161	3	28
San Antonio III	San Antonio	30,940	132	100%	100%	9	100%	43	184	—	24
Somerset I	New York Metro	30,764	106	79%	80%	27	89%	89	222	203	13
Cincinnati - 7th Street***	Cincinnati	30,716	197	77%	77%	6	61%	175	378	46	16
Chicago - Aurora I	Chicago	28,531	113	98%	98%	34	100%	223	371	27	71
Dallas - Lewisville*	Dallas	26,451	114	76%	83%	11	84%	54	180	—	21
Totowa - Madison**	New York Metro	26,192	51	92%	92%	22	100%	59	133	—	6
Cincinnati - North Cincinnati	Cincinnati	25,150	65	99%	99%	45	79%	53	163	65	14
Phoenix - Chandler VI	Phoenix	22,265	148	100%	100%	6	100%	32	187	10	24
Frankfurt I	Frankfurt	21,803	53	97%	97%	8	91%	57	118	—	18
San Antonio I	San Antonio	21,286	44	100%	100%	6	83%	46	96	11	12
Wappingers Falls I**	New York Metro	20,690	37	69%	69%	20	99%	15	72	—	3
Phoenix - Chandler II	Phoenix	20,529	74	100%	100%	6	53%	26	105	—	12
Houston - Houston West II	Houston	20,300	80	77%	77%	4	79%	55	139	11	12
Northern Virginia - Sterling I	Northern Virginia	19,780	78	100%	100%	6	81%	49	132	—	12
Phoenix - Chandler I	Phoenix	19,633	74	100%	100%	35	13%	39	147	31	16
Raleigh-Durham I	Raleigh-Durham	18,809	83	93%	99%	13	100%	82	178	246	12
Phoenix - Chandler III	Phoenix	18,780	68	100%	100%	2	—%	30	101	—	14
Northern Virginia - Sterling III	Northern Virginia	17,921	79	100%	100%	7	100%	34	120	—	15
Austin III	Austin	16,950	62	69%	69%	15	98%	21	98	67	6
Houston - Galleria	Houston	15,842	63	54%	54%	23	50%	25	112	—	14
Austin II	Austin	14,409	44	95%	95%	2	100%	22	68	—	5
San Antonio II	San Antonio	14,188	64	100%	100%	11	100%	41	117	—	12
Florence	Cincinnati	13,574	53	99%	99%	47	87%	40	140	—	9
Phoenix - Chandler V	Phoenix	12,216	72	100%	100%	1	95%	16	89	94	12
Phoenix - Chandler IV	Phoenix	11,272	73	100%	100%	3	100%	27	103	—	12
Cincinnati - Hamilton*	Cincinnati	10,800	47	74%	74%	1	100%	35	83	—	10
Northern Virginia - Sterling IV	Northern Virginia	10,728	81	100%	100%	7	100%	34	122	—	15
San Antonio IV	San Antonio	10,657	60	100%	100%	12	100%	27	99	—	12
London I*	London	9,143	25	100%	100%	12	56%	58	95	9	10
London II*	London	8,745	49	100%	100%	10	100%	93	151	4	15
London - Great Bridgewater**	London	6,485	10	94%	96%	—	—%	1	11	—	1
Houston - Houston West III	Houston	6,089	53	35%	36%	10	100%	32	95	209	6
Stamford - Riverbend**	New York Metro	5,392	20	23%	23%	—	—%	8	28	—	2
Cincinnati - Mason	Cincinnati	5,227	34	100%	100%	26	98%	17	78	—	4
Norwalk I**	New York Metro	4,362	13	99%	99%	4	61%	41	58	87	2
Frankfurt II	Frankfurt	3,974	45	100%	100%	7	100%	72	123	10	25
Chicago - Lombard	Chicago	2,419	14	62%	62%	4	100%	12	30	29	3
Stamford - Omega**	New York Metro	1,244	—	—%	—%	19	84%	4	22	—	—
Totowa - Commerce**	New York Metro	644	—	—%	—%	20	44%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	643	6	36%	36%	7	100%	2	15	—	1
Singapore - Inter Business Park**	Singapore	376	3	22%	22%	—	—%	—	3	—	1
South Bend - Crescent*	Chicago	55	3	3%	3%	—	—%	5	9	11	1
Stabilized Properties - Total		$834,464	3,721	89%	90%	657	73%	2,148	6,526	1,237	710

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2019
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$834,464	3,721	89%	90%	657	73%	2,148	6,526	1,237	710

Pre-Stabilized Properties(b)
Dallas - Carrollton (DH #6)	Dallas	6,994	75	76%	76%	—	—%	21	96	—	6
Chicago - Aurora II (DH #1)	Chicago	2,835	77	31%	36%	45	—%	14	136	272	16
Dallas - Carrollton (DH #7)	Dallas	1,354	48	21%	35%	—	—%	—	48	—	6
Dallas - Allen (DH #1)	Dallas	83	79	1%	7%	—	—%	58	137	204	6
Northern Virginia - Sterling VIII	Northern Virginia	—	61	—%	37%	—	—%	—	61	—	6
All Properties - Total		$845,729	4,061	83%	86%	702	69%	2,241	7,004	1,712	750

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2019 multiplied by 12. For the month of March 2019, customer reimbursements were $114.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2017 through March 31, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2019 was $851.9 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2019 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent occupied is determined based on CSF billed to customers under signed leases as of March 31, 2019 divided by total CSF. Leases signed but that have not commenced billing as of March 31, 2019 are not included.

(f)	Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of March 31, 2019 divided by total Office & Other space. Leases signed but not commenced as of March 31, 2019 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of March 31, 2019
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
Phoenix - Chandler VII	Phoenix	2Q'19	—	—	—	269	269	—	60	1-3	61-63
Somerset II	New York Metro	2Q'19	—	—	—	—	—	2.0	—	2-3	2-3
Raleigh-Durham I	Raleigh-Durham	2Q'19	—	—	—	—	—	3.0	3	1-3	4-6
London I	London	2Q'19	13	—	—	—	13	5.0	2	10-12	12-14
Northern Virginia - Sterling V	Northern Virginia	3Q'19	—	—	—	—	—	2.0	—	9-11	9-11
Northern Virginia - Sterling VIII	Northern Virginia	3Q'19	61	4	25	—	90	24.0	11	103-115	114-126
Austin III	Austin	3Q'19	—	—	—	—	—	3.0	—	17-19	17-19
Dallas - Carrollton	Dallas	3Q'19	—	—	—	—	—	6.0	8	11-12	19-20
London II	London	3Q'19	32	—	—	—	32	13.0	6	24-28	30-34
Frankfurt II	Frankfurt	3Q'19	45	3	—	—	48	18.0	10	40-50	50-60
Amsterdam I	Amsterdam	4Q'19	39	28	40	194	301	6.0	11	55-66	66-77
Northern Virginia - Sterling VII	Northern Virginia	1Q'20	—	—	—	167	167	—	2	89-98	91-100
Northern Virginia - Sterling IX	Northern Virginia	1Q'20	—	—	—	307	307	—	2	85-94	87-96
Frankfurt III	Frankfurt	2Q'20	—	—	—	258	258	—	2	64-75	66-77
Total			190	35	65	1,195	1,484	82.0	$117	511-589	628-706

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.

(b)
London development costs are GBP-denominated and shown as USD-equivalent using exchange rate of 1.30. Frankfurt and Amsterdam development costs are EUR-denominated and shown as USD-equivalent using exchange rate of 1.12.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Actual to date is the cash investment as of March 31, 2019. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(f)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

Capital Expenditures - Investment in Real Estate	Three Months Ended
March 31
(dollars in millions)	2019
Capital expenditures - investment in real estate	$299.2

CyrusOne Inc.
Land Available for Future Development (Acres)
As of March 31, 2019
(Unaudited)

	As of
Market	March 31, 2019
Amsterdam	8
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Dallas	57
Houston	20
Northern Virginia	24
Phoenix	96
Quincy, Washington	48
San Antonio	22
Santa Clara	23
Total Available(a)	484
Book Value of Total Available	$200.4	million

(a)	Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of March 31, 2019
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
1Q'19	422	93,000	15,557	$2,267	56
Prior 4Q Avg.	482	171,500	25,792	$3,180	88
4Q'18	482	41,000	6,768	$1,678	73
3Q'18	500	114,000	15,118	$2,218	60
2Q'18	506	305,000	51,919	$5,453	143
1Q'18	439	226,000	29,364	$3,370	77

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18 and 3Q'18, $0.2 million in 1Q'18 and 1Q'19, and $0.1 million in 4Q'18.

(e)	Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of March 31, 2019
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18 and 3Q'18, $0.2 million in 2Q'17 - 1Q'18 and 1Q'19, and $0.1 million in 4Q'18.

CyrusOne Inc.
Customer Sector Diversification(a)
As of March 31, 2019
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	11	$182,949	21.6%	106.5
2	Information Technology	5	53,621	6.3%	64.7
3	Information Technology	10	46,747	5.5%	36.6
4	Information Technology	7	30,674	3.6%	29.6
5	Information Technology	5	19,262	2.3%	43.8
6	Financial Services	1	19,142	2.3%	144.0
7	Research and Consulting Services	3	15,983	1.9%	21.3
8	Healthcare	2	15,141	1.8%	105.0
9	Information Technology	7	14,143	1.7%	27.3
10	Industrials	5	11,178	1.3%	14.8
11	Telecommunication Services	7	10,140	1.2%	20.6
12	Telecommunication Services	2	9,645	1.1%	30.1
13	Financial Services	2	9,428	1.1%	53.9
14	Consumer Staples	3	8,820	1.1%	22.7
15	Telecommunication Services	1	8,140	1.0%	103.6
16	Information Technology	2	7,998	1.0%	63.3
17	Information Technology	4	7,718	0.9%	107.2
18	Information Technology	2	7,136	0.8%	17.0
19	Financial Services	1	6,600	0.8%	14.0
20	Information Technology	4	6,587	0.8%	52.3
			$491,052	58.1%	72.5

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2019, multiplied by 12. For the month of March 2019, customer reimbursements were $114.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2017 through March 31, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2019 was $851.9 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2019 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2019, which was approximately $845.7 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of March 31, 2019, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of March 31, 2019
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c) (000)	Percentage of Portfolio Leased NRSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	673	68%	145	3%	$73,764	9%
1,000-2,499	122	12%	189	3%	44,243	5%
2,500-4,999	75	7%	265	5%	45,607	5%
5,000-9,999	45	5%	321	6%	50,661	6%
10,000+	81	8%	4,579	83%	631,454	75%
Total	996	100%	5,498	100%	$845,729	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of March 31, 2019. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2019, multiplied by 12. For the month of March 2019, customer reimbursements were $114.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2017 through March 31, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2019 was $851.9 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2019 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of March 31, 2019
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring (000)	Percentage of Total NRSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,505	21%
Month-to-Month	763	83	1%	$27,307	3%	$29,687	3%
2019	1,702	305	4%	58,850	7%	58,954	6%
2020	2,074	687	10%	128,439	15%	130,553	14%
2021	1,875	714	10%	127,074	15%	135,849	14%
2022	603	542	8%	82,748	10%	89,636	9%
2023	279	789	11%	97,696	12%	125,172	13%
2024	97	294	4%	41,920	5%	55,366	6%
2025	47	185	3%	29,543	4%	33,471	4%
2026	34	621	9%	88,450	10%	96,293	10%
2027	20	456	7%	67,667	8%	87,520	9%
2028	17	266	4%	29,888	4%	35,252	4%
2029 - Thereafter	18	558	8%	$66,148	7%	$77,437	8%
Total	7,529	7,004	100%	$845,729	100%	$955,190	100%

(a)
Leases that were auto-renewed prior to March 31, 2019 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the      footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2019, multiplied by 12. For the month of March 2019, customer reimbursements were $114.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2017 through March 31, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2019 was $851.9 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2019 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of March 31, 2019, multiplied by 12.